UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2025
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LegalZoom.com, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-35618	95-4752856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

954 Villa Street, Mountain View, California	94041
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (323) 962-8600

(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LZ	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On July 14, 2025, LegalZoom.com, Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to its Amended and Restated Credit Guaranty Agreement, dated as of July 2, 2021 (as amended by Amendment No. 1 to Credit Agreement, dated as of May 5, 2023, the “Existing Revolving Credit Facility,” and as amended by the Amendment, the “Revolving Credit Facility”), with the Company, as borrower, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The Amendment decreases the revolving loan commitments from $150.0 million to $100.0 million. The ability to use up to $20.0 million for letters of credit as well as borrowings on same-day notice, referred to as swingline loans, in an amount of up to $10.0 million remains unchanged. The Amendment also extends the maturity date of the revolving loan commitments from July 2, 2026 to July 14, 2030.

U.S. Dollar borrowings under the Existing Revolving Credit Facility bear interest at a rate per annum equal to, at the borrower’s option, either (a) the Secured Overnight Financing Rate (“Term SOFR”) plus a margin ranging from 2.00% to 1.25% or (b) a margin ranging from 1.00% to 0.25% plus the highest of (i) the administrative agent’s prime rate, (ii) the Federal Funds rate plus 0.50% or (iii) one-month Term SOFR plus 1%. The interest rate margins under the Existing Revolving Credit Facility are subject to one reduction of 0.25%, a second reduction of 0.25% and further reduction of 0.25% upon achieving total net first lien leverage ratios of 3.50 to 1.00 and 2.50 to 1.00, respectively. The Amendment adds an additional reduction of 0.25% upon achieving a total net first lien leverage ratio of 1.00 to 1.00. The commitment fee under the Existing Revolving Credit Facility is initially 0.35%, subject to a reduction of 0.10% if the total net first lien leverage ratio does not exceed 3.50 to 1.00. The Amendment adds an additional reduction of 0.05% upon achieving a total first lien leverage ratio of 1.00 to 1.00.

The Amendment also removes the 0.10% credit spread adjustment to the Term SOFR benchmark for all available interest periods.

Other than the foregoing, the material terms of the Existing Revolving Credit Facility remain unchanged. As of the date of the Amendment, there are no amounts outstanding under the Revolving Credit Facility or any outstanding letters of credit and the Company is in compliance with all financial covenants.

The foregoing description of the terms of the Amendment is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements & Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
Amendment No. 2, dated as of July 14, 2025, by and among LegalZoom.com, Inc., as borrower, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, to the Amended and Restated Credit and Guaranty Agreement, dated as of July 2, 2021, among LegalZoom.com, Inc., the guarantors party thereto, the lenders and issuing lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LegalZoom.com, Inc.

Date: July 17, 2025	By:	/s/ Noel Watson
Noel Watson
Chief Operating Officer & Chief Financial Officer

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